Exhibit 99.1

ARCH CAPITAL GROUP LTD. ANNOUNCES
CLOSING OF ACQUISITION OF AIG UNITED GUARNATY INSURANCE (ASIA) LIMITED

Hamilton, Bermuda, July 5, 2017 - Arch Capital Group Ltd. [Nasdaq: ACGL] today announced that on July 1, 2017, it completed its previously announced acquisition of AIG United Guaranty Insurance (Asia) Limited from American International Group, Inc. (AIG).
Arch plans to immediately change the name of the company to operate as Arch MI Asia Limited (Arch MI Asia). This acquisition adds to the global footprint of Arch’s existing private mortgage insurance businesses, which have operations in the United States, Europe and Australia.
With the acquisition of United Guaranty Corporation (UGC) by Arch at the end of 2016, Arch established its position as a leader in the global mortgage insurance industry. Arch MI Asia will focus on expanding origination opportunities for lenders in Hong Kong and throughout Asia. Arch’s operational, managerial and risk management experience, together with the local expertise of Arch MI Asia’s management team, will ensure operational consistency for existing customers and reliability as a counterparty to potential customers.
“This acquisition allows us to leverage Arch’s global resources and innovative solutions in yet another market,” said Andrew Rippert, Chief Executive Officer, Global Mortgage Group for Arch. “Our dedicated professionals understand the unique requirements and challenges of the Hong Kong mortgage market and are committed to providing customers with the best possible service.”
Mr. Rippert is responsible for Arch’s global mortgage insurance and reinsurance operations. Tak Ming Chung will continue as Chief Executive Officer and Country Manager for Arch MI Asia.

About Arch Capital Group Ltd.
Arch Capital Group Ltd., a Bermuda-based company with approximately $10.84 billion in capital at March 31, 2017, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
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Contact:    Arch Capital Group Ltd.
Mark D. Lyons
(441) 278-9250